                                                                    EXHIBIT 11.1

                               JAMESON INNS, INC.

                 EXHIBIT 11.1 - STATEMENT RE: PER-SHARE EARNINGS

                                                                     YEAR ENDED DECEMBER 31
                                                -----------------------------------------------------------------------
                                                   1996                 1995                1994                1994
                                                HISTORICAL           HISTORICAL          HISTORICAL           PRO FORMA
                                                -----------------------------------------------------------------------
Primary:

     Weighted average shares and
         common stock equivalents
         outstanding                               6,239,407           3,853,795           3,554,073           3,851,752
     Net effect of dilutive stock
         options -- based on the
         treasury stock method using
         the initial public offering
         price and average
         market price                                129,876              71,115              30,933              31,594
                                                 -----------         -----------         -----------         -----------
Total                                              6,369,283           3,924,910           3,585,006           3,883,346
                                                 ===========         ===========         ===========         ===========

Net income                                       $ 3,051,433         $ 1,771,940         $ 1,061,387         $ 1,423,354
                                                 ===========         ===========         ===========         ===========

Extraordinary loss                               $  (989,376)        $   (19,328)        $  (249,770)                $--
                                                 ===========         ===========         ===========         ===========

Per share amount:
     Income before extraordinary loss            $       .63         $       .46         $       .37         $       .37
     Extraordinary loss                                 (.15)               (.01)               (.07)               --
                                                 -----------         -----------         -----------         -----------
Net income                                       $       .48         $       .45         $       .30         $       .37
                                                 ===========         ===========         ===========         ===========

                               JAMESON INNS, INC.

                                                                     YEAR ENDED DECEMBER 31
                                                -----------------------------------------------------------------------
                                                   1996                 1995                1994                1994
                                                HISTORICAL           HISTORICAL          HISTORICAL           PRO FORMA
                                                -----------------------------------------------------------------------
Fully diluted:

     Weighted average shares and
         common stock equivalents
         outstanding                           6,239,407           3,853,795           3,554,073           3,851,752
     Net effect of dilutive stock
         options -- based on the
         treasury stock method using
         the initial public offering
         price and year-end market
         price, if higher than
         average market price                    189,112              92,964              30,933              31,594
                                             -----------         -----------         -----------         -----------
Total                                          6,428,519           3,946,759           3,585,006           3,883,346
                                             ===========         ===========         ===========         ===========

Net income                                   $ 3,051,433         $ 1,771,940         $ 1,061,387         $ 1,423,354
                                             ===========         ===========         ===========         ===========

Extraordinary loss                           $  (989,376)        $   (19,328)        $  (249,770)        $      --
                                             ===========         ===========         ===========         ===========
Per share amount:
     Income before extraordinary loss        $       .63         $       .46         $       .37         $       .37
     Extraordinary loss                             (.15)               (.01)               (.07)               --
                                             -----------         -----------         -----------         -----------
Net income                                   $       .48         $       .45         $       .30         $       .37
                                             ===========         ===========         ===========         ===========